CAWLEY, GILLESPIE & ASSOCIATES, INC. Exhibit 23.3
PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1707 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4905 817- 336-2461	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5017 713-651-9944

www.cgaus.com

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

As independent petroleum engineers, CAWLEY, GILLESPIE & ASSOCIATES, INC., we hereby consent to the inclusion or incorporation by reference in the Registration Statements on Form S-3 (No. 333-204937, 333-204315, 333-201396 and 333-193206), the Registration Statements on Form S-8 (No. 333-205449, 333-181526 and No. 333-149190) and the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 of Breitburn Energy Partners LP (“Annual Report”) of information from our firm’s reserves report dated February 8, 2017 entitled Evaluation Breitburn Management Company, LLC Interests Total Proved Reserves Postle Area As of December 31, 2016, and all references to our firm included in or made part of the Annual Report.

/s/ Cawley, Gillespie & Associates, Inc.
Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693
March 8, 2017